Exhibit 21.1

Legal Name	State of Incorporation
Active Sports, Inc.	Minnesota
Affinity Brokerage, LLC	Delaware
Affinity Group Holding, LLC	Delaware
Affinity Guest Services, LLC	Delaware
Affinity Road and Travel Club, LLC	Texas
AGI Intermediate Holdco, LLC	Delaware
AGI Productions, LLC	Delaware
American RV Centers, LLC	Minnesota
Americas Road and Travel Club, Inc.	Texas
Arizona RV Centers, LLC	Minnesota
Atlantic RV Centers, LLC	Minnesota
B&B RV, Inc.	California
Blaine Jensen RV Centers, LLC	Minnesota
Bodily RV II, Inc.	Idaho
Bodily RV, Inc.	Idaho
Burnside Brokers, LLC	Minnesota
Burnside Finance, LLC	Minnesota
Burnside RV Centers, LLC	Minnesota
Camp Coast to Coast, LLC	Delaware
Camping Time RV Centers, LLC	Minnesota
Camping World Card Services, Inc.	Ohio
Camping World Insurance Services of Kentucky, Inc.	Kentucky
Camping World Insurance Services of Nevada, Inc.	Nevada
Camping World Insurance Services of Texas, Inc.	Texas
Camping World Leasing Company, LLC	Minnesota
Camping World Property, Inc.	Delaware
Camping World RV Sales, LLC	Minnesota
Camping World, Inc.	Kentucky
Coast Marketing Group, LLC	Delaware
Cullum & Maxey Camping Center, Inc.	Tennessee
CWFR Capital Corp.	Delaware
CWGS Enterprises, LLC	Delaware
CWGS Group, LLC	Delaware
CWH BR, LLC	Delaware
CWI, Inc.	Kentucky
CWRV Brokers, LLC	Minnesota
CWRV Finance, LLC	Minnesota
CWRV Brokers Belleville, LLC	Minnesota
CWRV Finance Belleville, LLC	Minnesota
CWRV Quincy Brokers, LLC	Minnesota
CWRV Quincy Finance, LLC	Minnesota
Dusty’s Camper World, LLC	Minnesota
Ehlert Publishing Group, LLC	Delaware
Emerald Coast RV Center, LLC	Minnesota
F2 Creative, LLC	Minnesota
Foley RV Center, LLC	Minnesota
FreedomCare Insurance Services, LLC	Minnesota

Legal Name	State of Incorporation
FreedomRoads Finance Company, LLC	Minnesota
FreedomRoads Holding Company, LLC	Minnesota
FreedomRoads Intermediate Holdco, LLC	Minnesota
FreedomRoads Operations Company, LLC	Minnesota
FreedomRoads Property Company, LLC	Minnesota
FreedomRoads RV, Inc.	Delaware
FreedomRoads, LLC	Minnesota
FRHP Lincolnshire, LLC	Minnesota
FRI, LLC	Minnesota
Gander Outdoors, LLC	Minnesota
Gary’s RV Centers, LLC	Minnesota
Golf Card International, LLC	Delaware
Golf Card Resort Service, LLC	Delaware
Good Sam Enterprises, LLC	Delaware
Good Sam Outdoors, LLC	Delaware
GSS Enterprises, LLC	Delaware
Hart City RV Center, LLC	Minnesota
Holiday Kamper Company of Columbia, LLC	Minnesota
ITM Holding Company #2, LLC	Minnesota
ITM Holding Company, LLC	Minnesota
K&C RV Centers, LLC	Minnesota
Meyer’s RV Centers, LLC	Minnesota
Northwest RV Centers, LLC	Minnesota
Olinger RV Centers, LLC	Minnesota
Outdoor Buys, Inc.	Kentucky
Power Sports Media, LLC	Delaware
RV World, LLC	Minnesota
RV’S.com, LLC	Minnesota
Shipp’s RV Centers, LLC	Minnesota
Sirpilla RV Centers, LLC	Minnesota
Southwest RV Centers, LLC	Minnesota
Stier’s RV Centers, LLC	Minnesota
Stout’s RV Center, LLC	Minnesota
TL Enterprises, LLC	Delaware
Tom Johnson Camping Center Charlotte, Inc.	North Carolina
Tom Johnson Camping Center, Inc.	North Carolina
Uncle Dan’s, Ltd	Illinois
VBI, LLC	Delaware
Venture Out RV Center, Inc.	California
Wheeler RV Las Vegas, LLC	Minnesota
W82, LLC	Minnesota